SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Crystal Decisions, Inc.

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Filed by Crystal Decisions, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Commission File No.: 000-31859

On July 18, 2003 Business Objects, S.A. and Crystal Decisions, Inc. entered into an Agreement and Plan of Merger. The following is a presentation for employees made available on the internal web site of Crystal Decisions on July 24, 2003.

Crystal Decisions Employee Session July 18 & 21, 2003

Combining Two Great Companies Acquisition of Crystal Decisions by Business Objects - expected closing Q4 CY03 Rare opportunity to unite two extraordinarily complementary companies Current value ~ approximately $820M Crystal employees will become Business Objects employees Crystal Decisions stock options will generally become options for Business Objects shares when transaction closes Unique time of change for both companies We are creating a leader in enterprise business intelligence

Market Rationale This is a transformational transaction for Crystal Decisions, Business Objects and the BI industry Combines the BI industry leader in Enterprise Reporting with the technology leader in Query, Reporting and Analysis Customers will now be able to buy the best products from a single vendor Combination of two strong, growing and profitable companies $736M of combined revenues for last twelve months ending March 2003 Improved opportunities for growth Highly complementary products and organizations * Last twelve months ended 6/30/03.

Crystal Rationale Our vision has always been To become Number One in BI To become a publicly traded company To be a company of lasting value To be a great place to work We've taken a different path but this is a big step towards achieving our vision Accelerating growth and gaining size Proven track record of business acceleration through strategic transactions Seagate Technology, Holistic and VERITAS

Business Objects Overview Leader in the query and reporting market; broad product portfolio Founded in 1990 with dual headquarters in Paris and San Jose Products covering data integration; information delivery; query, reporting and analysis; dashboards, scorecards and metrics management; and analytic applications One of the five best run software companies in the world* 51 consecutive quarters of growth and 23 consecutive quarters of meeting or beating Wall Street expectations 10 years of consecutive growth in revenues and profit Established BI leader and financially sound company *Source: Cape Horn Strategies

Business Objects Overview Recognized BI pioneer Innovation in semantic layer, integrated Query Reporting & Analysis, BI extranets, and analytic applications platform Entering robust new product cycle with Business Objects Enterprise 6, Enterprise Performance Management (EPM), and collaborative intelligence management 17,500 customers worldwide Strong global presence; leadership in Europe & Japan 2,153 employees at 3/28/03 910 sales & marketing 539 research and development

A Common Culture Both companies have achieved success through similar means Shared vision to become Number One in BI Healthy competitive spirit Unique entrepreneurial approach Strong focus on customer satisfaction and loyalty Business Objects has six Core Values which are integral to their company and vision Crystal has Leadership Philosophy which guides our principles Energetic, committed, caring employee base and management teams Commitment to communities in which we operate

Strong, Complete Product Line: All Users Executives: EPM Dashboards Alerting Power users: QRA Ad hoc query & reporting Interactive analysis Information consumers: ER Receive reports Refresh, prompt BOBJ Crystal Decisions Business Objects The best products in business intelligence

Powerful Range of Distribution Channels Complementary channels will accelerate new revenue opportunities Business Objects Crystal Combined Enterprise Sales System Integrators Reseller / Distributor Inside Sales OEM Strong Average Limited/None Legend: Expand OEM relationships and the up-sell opportunity Leverage inside sales for QRA and DI products

International Expansion Opportunity Leverage the geographic strengths of both organizations * (LTM) Last twelve months license revenue ended 6/30/03. Enterprise Reporting under-penetrated in Europe Leverage Crystal Asia-Pacific presence Leverage BOBJ Japan presence Americas ~$412M Europe ~$274M Asia-Pac ~$28M Japan ~$22M ~$22M ~$22M ~$22M

General Integration Principles Along with current execution, this integration is the most important activity in the company Formation of Integration Office reporting to the CEO Identifying team of leaders from multiple disciplines from both companies Integrate companies as quickly and effectively as possible to ensure Number One positioning and accelerate growth Healthy financial model from Day One meaning that transaction is not dependent on cost reductions Anti-trust regulations limit our ability to make statements about specific plans regarding employees, products, and integration

What are synergies? Opportunities to leverage the size and infrastructure of the combined companies Major synergies from this transaction will be combined market and product coverage to enhance revenue growth Savings of 3-5% expected from better utilization of combined resources: Two developers on one technology ?two developers on two technologies Two sales people calling on a common account?two sales people calling on two accounts There will be areas of overlap, our approach is Joint teams to develop integration plans Create optimal organization structures for new company In all cases, we will treat people with respect Significant opportunities for synergies

What happens to our options? What does this mean? After close of transaction, employees will be able to exercise their vested options and sell the resulting shares Conversion ratio will be set so the economic value of the options remains the same post close Vesting schedule for converted options will remain the same Crystal employees will be subject to Business Objects trading policy Generally, outstanding Crystal Decisions stock options will become options for Business Objects shares when transaction closes

What happens next? Legally we must operate business as usual Operate as two separate companies until transaction closes (Q4 CY03) Integration Office begins their work immediately Continued execution is key Value of combined companies -- and your options -- depends on the performance of both companies Additional communications forthcoming Vancouver site meeting was held with Business Objects CEO Bernard Liautaud Friday, July 18th, 5:00 p.m Centre for Performing Arts MILO - articles and dedicated site Individual department and site meetings Email questions to Internal Communications or contact your EC representative

Questions? ?

Additional Information About the Proposed Acquisition and Where to Find It

Business Objects and Crystal Decisions intend to file with the SEC a joint proxy statement/prospectus/information statement and other relevant materials in connection with the proposed acquisition of Crystal Decisions by Business Objects. The joint proxy statement/prospectus/information statement will be mailed to the security holders of Business Objects and Crystal Decisions. Investors and security holders of Business Objects and Crystal Decisions are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available because they will contain important information about Business Objects, Crystal Decisions and the proposed acquisition. The joint proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340. Investors and security holders of Business Objects are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition of Crystal Decisions by Business Objects and Crystal Decision’s strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the reaction of customers of Crystal Decisions and Business Objects to the transaction; Business Objects’ ability to successfully integrate Crystal Decisions’ operations and employees; Business Objects’ ability to transition Crystal Decisions’ customers; the introduction of new products by competitors or the entry of new competitors into the markets for Crystal Decisions and Business Objects products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Crystal Decisions’ business and financial results is included in Crystal Decisions’ Annual Report on Form 10-K for the fiscal year ended June 28, 2002, Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2003 and Crystal Decisions’ Registration Statement on Form S-1 and all amendments thereto, initially filed by Crystal Decisions on May 23, 2003, including (without limitation) under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. Crystal Decisions assumes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.